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                                                                    EXHIBIT 99.7

To GreenMountain.com Company:

Regulatory Research Associates hereby consents to the use of our Report entitled "Electric Industry Restructuring Update" dated May 14, 1999 and to all references to us included in or made a part of the Greenmountain.com Company Registration Statement on Form S-1 (Registration No. 333-75171).

/s/ Robert Schain
-------------------------------------
Name:Robert Schain
Title:President

Date:June 3, 1999